EXHIBIT 99.2
Contact
Thomas H. King
Executive Vice President and
Chief Financial Officer
(404) 687-5905
COURT CONFIRMS ALLIED HOLDINGS, INC.
JOINT PLAN OF REORGANIZATION
Decatur, Georgia, May 12, 2007 — Allied Holdings, Inc. announced today that the U.S. Bankruptcy Court for the Northern District of Georgia yesterday issued a ruling confirming Allied’s Joint Plan of Reorganization filed by Allied, affiliates of Yucaipa and by the Teamsters National Automobile Transportation Industry Negotiating Committee. Allied expects its Joint Plan to become effective prior to June 1, once all closing conditions of the plan have been met. As previously announced, at Allied’s option, it may convert its current debtor-in-possession credit facility into exit financing, subject to certain conditions.
After Allied’s confirmation hearing yesterday, the Honorable C. Ray Mullins issued his ruling affirming that the Company had met all of the necessary statutory requirements to confirm its Joint Plan of Reorganization and exit from Chapter 11. Judge Mullin’s ruling also applies to all of Allied’s wholly owned subsidiaries in the U.S. that filed for Chapter 11 protection. Each of those subsidiaries is expected to emerge from Chapter 11 alongside Allied prior to June 1.
Current holders of Allied’s common stock, which has recently traded on the Pink Sheets under the symbol “AHIZQ.PK,” will not receive any distributions under the Joint Plan of Reorganization. These equity interests will be canceled upon the effectiveness of the Joint Plan and the unsecured creditors of Allied will receive the new common stock to be issued in the reorganization. As set forth in the Joint Plan, these new shares of common stock will be subject to a number of transfer restrictions. Accordingly, the Company urges caution be exercised with respect to investments in its existing equity securities and any of its liabilities and other securities.
About Allied Holdings
Allied Holdings, Inc. is the parent company of several subsidiaries engaged in providing distribution and transportation services of new and used vehicles to the automotive industry. The services of Allied’s subsidiaries span the finished vehicle continuum, and include car-hauling, intramodal transport, inspection, accessorization and dealer prep. Allied, through its subsidiaries, is the leading company in North America specializing in the delivery of new and used vehicles.
Forward-Looking Statements
Statements included in this press release that are not strictly historical are “forward-looking” statements. Such statements include, without limitations, any statements containing the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “seek,” and similar expressions. These forward-looking statements involve a number of risks and uncertainties that could cause Allied’s actual results to differ materially from those suggested by the forward-looking statements and are beyond the Company’s ability to control or predict.
These risks include, but are not limited to, the following: the Company’s ability to consummate the Joint Plan of Reorganization; the Company’s ability to satisfy the conditions under the DIP facility necessary for exit financing; the highly competitive nature of the automotive distribution industry; dependence on the automotive industry and ongoing initiatives of customers to reduce costs; loss or reduction of revenues generated by the Company’s major customers or the loss of any such customers; the variability of OEM production and seasonality of the automotive distribution industry; the Company’s highly leveraged financial position; the Company’s ability to obtain financing in the future; the Company’s ability to fund future capital requirements; increased costs, capital expenditure requirements and other consequences of the Company’s aging fleet of Rigs as well as Rig purchasing cycles; dependence on key personnel; and the availability of qualified drivers.
Additional information concerning the risks and uncertainties that could cause differences between actual results and forward-looking statements is included in Allied’s Securities and Exchange Act filings, including its Form 10-Q for the quarter ended September 30, 2006. Allied cautions readers not to place undue reliance on the forward-looking statements and Allied also disclaims any obligation to update or review forward-looking statements, except as may be required by law.
Investors and other interested parties can obtain information about Allied’s Chapter 11 filing on the Company’s website at www.alliedholdings.com/reorg. Court filings, claims information and Allied’s Joint Plan of Reorganization are available at www.administar.net/allied.
NOTE: For additional information about Allied, please visit our website at www.alliedholdings.com.